Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended February 28, 2014 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee and/or paying agent services and for which (a) (i) some or all of the offered securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the offered securities for such ABS transactions were privately issued pursuant to an exemption from registration, and the Company either has an obligation under the transaction agreements or was requested by the sponsor or depositor to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB, and (b) the issuing entity has a fiscal year that ends on February 28 (or February 29, if applicable) (the “February ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the February ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required in the related transaction agreements, in regards to the activities performed by the Company, except for the following servicing criteria: 1122(d)(1)(i), 1122(d)(1)(iv), 1122(d)(2)(i), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(2)(vii), 1122(d)(3)(i) and 1122(d)(4)(i) – 1122(d)(4)(xv), which Management has determined are not applicable to the activities the Company performed with respect to the February ABS Platform for the Period; provided however that, with respect to the February ABS Platform, servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the timeframe of the remittances to investors (the “Applicable Servicing Criteria”).

With respect to the February ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to applicable servicing criteria 1122(d)(1)(ii), Management has determined that there were no activities performed during the Period with respect to the February ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ Bruce Wandersee
Bruce Wandersee

Title:	Senior Vice President

Dated:	May 8, 2014

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

February ABS Platform Transactions
CarMax Auto Owner Trust 2009-A
CarMax Auto Owner Trust 2009-1
CarMax Auto Owner Trust 2009-2
CarMax Auto Owner Trust 2010-1
CarMax Auto Owner Trust 2010-2
CarMax Auto Owner Trust 2010-3
CarMax Auto Owner Trust 2011-1
CarMax Auto Owner Trust 2011-2
CarMax Auto Owner Trust 2011-3
CarMax Auto Owner Trust 2012-1
CarMax Auto Owner Trust 2012-2
CarMax Auto Owner Trust 2012-3
CarMax Auto Owner Trust 2013-1
CarMax Auto Owner Trust 2013-2
CarMax Auto Owner Trust 2013-3
CarMax Auto Owner Trust 2013-4
CarMax Auto Owner Trust 2014-1

A-1